Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DESTRA ALTERNATIVE ACCESS FUND”, CHANGING ITS NAME FROM “DESTRA ALTERNATIVE ACCESS FUND” TO “DESTRA MULTI-ALTERNATIVE FUND”, FILED IN THIS OFFICE ON THE SIXTH DAY OF DECEMBER, A.D. 2018, AT 11:58 O’CLOCK A.M.

Jaffrey W. Bullock, Secretary of State

4992003 8100	Authentication: 204039218
SR# 20188000153	Date: 12-06-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:58 AM 12/06/2018 FILED 11:58 AM 12/06/2018 SR 20188000153 - File Number 4992003

STATE OF DELAWARE CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:	Destra Alternative Access Fund

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:
The name of the trust is Destra Multi-Alternative Fund
[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing. .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 5th day of December , 2018 A.D.

By:
Trustee

Name:	Nicholas Dalmaso
Type or Print